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                                EXHIBIT (8)(a)(3)

                   AMENDMENT NO. 22 TO PARTICIPATION AGREEMENT
                                     (AEGON)

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                               AMENDMENT NO. 22 TO
                          PARTICIPATION AGREEMENT AMONG
                      AEGON/TRANSAMERICA SERIES FUND, INC.,
                      TRANSAMERICA LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                     PEOPLES BENEFIT LIFE INSURANCE COMPANY,
               TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                 TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY
                 TRANSAMERICA LIFE INSURANCE COMPANY OF NEW YORK

     Amendment No. 22 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC"), Transamerica Life Insurance and Annuity Company ("TALIAC") and Transamerica Life Insurance Company of New York ("TONY") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA L (the "Account") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Transamerica Preferred Advantage Variable Annuity Contract and such variable annuity contract will be partly funded by the Fund; and

     WHEREAS, to the extent permitted by applicable insurance law and regulation, Transamerica intends to purchase shares in one or more of the portfolios of the Fund to fund their Contract on behalf of the Account, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 22, and as Schedule A may be amended from time to time.

     NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its separate account, Separate Account VA L will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Separate Account VA L, as an additional "Account;" and to add the Transamerica Preferred Advantage Variable Annuity contract issued by Transamerica, to the list of "Policies" of the Fund.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of July 15, 2002.

TRANSAMERICA LIFE INSURANCE                 AEGON/TRANSAMERICA SERIES
COMPANY                                     FUND, INC.
By its authorized officer                   By its authorized officer

By: /s/ Larry N.Norman                      By:  /s/ John K. Carter
   ------------------------                     -----------------------
   Larry N. Norman                              John K. Carter
   Title:  President                            Title: Vice President, Secretary
                                                       and General Counsel

AUSA LIFE INSURANCE                         PEOPLES BENEFIT LIFE INSURANCE
COMPANY, INC.                               COMPANY
By its authorized officer                   By its authorized officer

By: Larry N. Norman                         By:  /s/ Larry N. Norman
   ------------------------                     -----------------------
   Larry N. Norman                              Larry N. Norman
   Title:  Vice President                       Title: Executive Vice President


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TRANSAMERICA OCCIDENTAL LIFE                TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                           AND ANNUITY COMPANY
By its authorized officer                   By its authorized officer

By:  /s/ Priscilla I. Hechler               By:  /s/ Priscilla I. Hechler
   ------------------------------------        ---------------------------------
   Priscilla I. Hechler                        Priscilla I. Hechler
   Title: Assistant Vice President and         Title: Assistant Vice President
          Assistant Secretary                         and Assistant Secretary

TRANSAMERICA LIFE INSURANCE
COMPANY OF NEW YORK
By its authorized officer

By:  /s/ Ronald L. Ziegler
    -----------------------------------
    Ronald L. Ziegler
    Title:  Vice President

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                               AMENDED SCHEDULE A
                             Effective July 15, 2002
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

Accounts:    Separate Account VA B
             Separate Account VA BNY
             Mutual Fund Account
             Separate Account VA A
             Separate Account VA C
             Separate Account VA D
             Retirement Builder Variable Annuity Account
             AUSA Life Insurance Company, Inc. Separate Account C
             Peoples Benefit Life Insurance Company Separate Account V
             Legacy Builder Variable Life Separate Account
             AUSA Series Life Account
             AUSA Series Annuity Account
             Transamerica Occidental Life Separate Account VUL-3
             Separate Account VA E
             Separate Account VA F
             Transamerica Occidental Life Separate Account VUL-4
             Transamerica Occidental Life Separate Account VUL-5
             Transamerica Life Insurance and Annuity Company on behalf
                   of its Separate Account VA-8
             Separate Account VA J
             Transamerica Occidental Life Separate Account VUL-6
             TA PPVUL 1
             Separate Account K
             Separate Account H
             Separate Account G
             Separate Account VA-2LNY
             Separate Account VA-2L
             Separate Account VL A
             AES Private Placement VA Separate Account
             Separate Account VA L

Policies:    Transamerica Landmark Variable Annuity
             AUSA Landmark Variable Annuity
             The Atlas Portfolio Builder Variable Annuity
             Transamerica EXTRA Variable Annuity
             Transamerica Access Variable Annuity
             Retirement Income Builder II Variable Annuity
             AUSA & Peoples - Advisor's Edge Variable Annuity
             Peoples - Advisor's Edge Select Variable Annuity
             Legacy Builder Plus
             AUSA Financial Freedom Builder
             Transamerica Elite
             Privilege Select Variable Annuity
             Estate Enhancer Variable Life

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                         AMENDED SCHEDULE A (continued)

Policies (continued):

             TransSurvivor Life Variable Universal Life
             TransMark Optimum Choice Variable Annuity
             TransUltra(R) Variable Universal Life
             AUSA Freedom Elite Builder
             AUSA Premier Variable Annuity
             Immediate Income Builder II
             Premier Asset Builder Variable Annuity
             TransAccumulator VUL cv
             AUSA Freedom Wealth Protector
             Advantage V
             Retirement Income Builder Variable Annuity
             Retirement Income Builder III Variable Annuity
             Dreyfus Advisor Advantage Variable Annuity
             Dreyfus Access Advantage Variable Annuity
             Dreyfus/Transamerica Triple Advantage(R) Variable Annuity (NY) Dreyfus/Transamerica Triple Advantage(R) Variable Annuity Transamerica Variable Life
             Advisor's Edge Select Private Placement
             Transamerica Preferred Advantage Variable Annuity

Portfolios:  AEGON/Transamerica Series Fund, Inc.
                 AEGON Bond
                 Alger Aggressive Growth
                 Aggressive Asset Allocation
                 American Century International
                 American Century Income & Growth
                 BlackRock Large Cap Value
                 BlackRock Mid Cap Growth
                 BlackRock Global Science & Technology
                 Capital Guardian Global
                 Capital Guardian U.S. Equity
                 Capital Guardian Value
                 Clarion Real Estate Securities
                 Conservative Asset Allocation
                 Dreyfus Mid Cap
                 Dreyfus Small Cap Value
                 Federated Growth & Income
                 Gabelli Global Growth
                 GE U.S. Equity
                 Goldman Sachs Growth
                 Great Companies - America (sm)
                 Great Companies - Global/2/
                 Great Companies - Technology (sm)
                 J.P. Morgan Enhanced Index

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                         AMENDED SCHEDULE A (continued)

Portfolios:  AEGON/Transamerica Series Fund, Inc. (continued)

                 Janus Balanced
                 Janus Global
                 Janus Growth
                 Janus Growth II
                 Jennison Growth
                 LKCM Capital Growth
                 LKCM Strategic Total Return
                 MFS High Yield
                 Moderate Asset Allocation
                 Moderately Aggressive Asset Allocation
                 Munder Net50
                 PBHG/NWQ Value Select
                 PBHG Mid Cap Growth
                 PIMCO Total Return
                 Protected Principal Stock
                 Salomon All Cap
                 T. Rowe Price Dividend Growth
                 T. Rowe Price Equity Income
                 T. Rowe Price Growth Stock
                 T. Rowe Price Small Cap
                 Third Avenue Value
                 Transamerica Equity
                 Transamerica Convertible Securities
                 Transamerica Growth Opportunities
                 Transamerica Money Market
                 Transamerica U.S. Government Securities
                 Transamerica Value Balanced
                 Value Line Aggressive Growth
                 Van Kampen Active International Allocation
                 Van Kampen Asset Allocation
                 Van Kampen Emerging Growth
                 Van Kampen Money Market